Exhibit 99c
FOR RELEASE: Oct. 30, 2007; 8:45 a.m. ET MEDIA CONTACT: Lindsey Williams — 248-813-2528
INVESTOR CONTACT: Al VanDenBergh — 248-813-2495
DELPHI ANNOUNCES FILING OF POTENTIAL AMENDMENTS
TO DISCLOSURE STATEMENT AND REORGANIZATION PLAN
DELPHI ALSO FILES AMENDMENTS TO
PLAN INVESTMENT AGREEMENT AND GM SETTLEMENT
     TROY, Mich. — Delphi Corp. (OTC:DPHIQ) announced that it filed last evening potential amendments to its Joint Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York. The notice of potential amendments was filed in accordance with a timetable established by the Bankruptcy Court for the resumption on Nov. 8, 2007 of the Disclosure Statement hearing commenced earlier this month on Oct. 3, 2007. The filing, which remains subject to further amendment by the Company on Nov. 7 pursuant to the Bankruptcy Court’s scheduling order, also included amendments to the Global Settlement Agreement and Master Restructuring Agreement between Delphi and General Motors Corp. and to the Investment Agreement with Delphi’s Plan Investors which are led by an affiliate of Appaloosa Management L.P.
     Delphi also filed a separate motion last evening seeking approval of the proposed amendment to the Investment Agreement at the Nov. 8, 2007 hearing. The proposed Investment Agreement amendment, which has been executed by Appaloosa and a supermajority of the Plan Investors, is subject to the satisfaction of various conditions including Appaloosa’s approval of exit financing terms under discussion with the Company’s principal lead lenders and execution of the amendment by one additional plan investor prior to the Nov. 8 hearing.
     “Last evening’s filings represent further substantial progress in our Chapter 11 cases in a challenging capital markets environment,” said John Sheehan, Delphi vice president and chief restructuring officer. “These very focused potential amendments reflect current market conditions, commensurate changes to our proposed emergence capital structure and form of plan currency contemplated for stakeholder distributions, and an effective reduction of less than five percent in plan value to reflect macroeconomic and industry conditions and uncertainties.”
     The potential amendments contemplate an approximate $2 billion reduction in the Company’s net debt at emergence. Further, the potential amendments reflect reductions in stakeholder distributions to some junior creditors and interest holders required to obtain consensus among Delphi’s

Creditors’ Committee, Plan Investors and settling parties, and changes required by our Plan Investors and settling parties to obtain their endorsement of the Plan and Disclosure Statement, the Company’s settlements with GM and its US labor unions, the Company’s emergence business plan and related agreements.
     The potential amendments filed by the Company last evening include the following changes to the Plan Investors’ direct investment and certain stakeholder recoveries:

Party	Original Plan	Potential Amendment

Plan Investors	Direct Investment	Direct Investment
- Purchase $400 million of preferred stock convertible at an assumed enterprise value of $11.75 billion
- Purchase $400 million of preferred stock convertible at an assumed enterprise value of $12.80 billion
- Purchase $175 million of New Common Stock at an assumed plan value of $12.8 billion	- Purchase $400 million of preferred stock convertible at an assumed enterprise value of $10.80 billion
- Purchase $400 million of preferred stock convertible at an assumed enterprise value of $11.80 billion
- Purchase $175 million of New Common Stock at an assumed plan value of $11.8 billion

GM	Recovery of $2.7 billion	Recovery of $2.7 billion
	- $2.7 billion in Cash	- $750 million in Cash
- $750 million in a second lien note
- $1.2 billion in junior convertible preferred stock

Unsecured Creditors	Par plus accrued recovery at Plan value of $13.9 billion	Par plus accrued recovery at Plan value of $13.0 billion
	- 80% in New Common Stock valued at $45 per share	- 92.4% in New Common Stock valued at $41.58 per share
	- 20% in Cash	- 7.6% through pro rata participation in the Discount Rights Offering at $34.98 per share

TOPrS	Par plus accrued recovery at Plan value of $13.9 billion - 100% in New Common Stock valued at $45 per share	Par only recovery at Plan value of $13.0 billion - 92.4% in New Common Stock valued at $41.58 per share - 7.6% through pro rata participation in the Discount Rights Offering at $34.98 per share

Existing Common Stockholders	Par Value Rights - Right to acquire approximately 12,711,111 shares of New Common Stock at a purchase price of $45.00	Par Value Rights - Right to acquire approximately 12,711,111 shares of New Common Stock at a purchase price of $41.58 per share

	Warrants	Warrants
	- Warrants to acquire an additional 5% of New Common Stock at $45.00 per share exercisable for five years after emergence	- Warrants to acquire $1.0 billion of New Common Stock at $45.00 per share exercisable for six months after emergence

	Direct Distribution	No provision for Direct Distribution
-1,476,000 shares of New Common Stock

Party	Original Plan	Potential Amendment

	Participation in Discount Rights Offering - Right to purchase 40,845,016 shares of New Common Stock at a purchase price of $38.56 per share	No Provision for Participation in Discount Rights Offering

     Although the potential amendments are supported by the Creditors’ Committee, GM and the Plan Investors, Delphi has been advised by the Equity Committee that it will no longer support the Company’s Plan if amended to reduce recoveries to common stockholders as contemplated in the potential amendments. Absent a consensual resolution of the Equity Committee’s concerns, the Committee is expected to file objections to the Disclosure Statement and Plan, seek a further adjournment of the continued Disclosure Statement hearing and current emergence timetable, and seek other relief from the Bankruptcy Court. Delphi will continue to work towards a consensus among its principal stakeholders, including the Equity Committee, however, the likelihood of such an outcome was speculative and not assured.
     A copy of the potential amendments and the Investment Agreement Amendment Approval Motion and related pleadings can be obtained at www.delphidocket.com.
ABOUT DELPHI’S CHAPTER 11 CASE
     Delphi’s Chapter 11 cases were filed on Oct. 8, 2005, in the United States Bankruptcy Court for the Southern District of New York and were assigned to the Honorable Robert D. Drain under lead case number 05-44481 (RDD).
     The Adequacy Hearing for the Disclosure Statement began on Oct. 3, 2007 and is scheduled to continue on Nov. 8, 2007. The brief adjournment allowed Delphi to continue to negotiate potential Plan of Reorganization (POR) amendments with key stakeholders, make appropriate amendments to both the GM settlement documentation and the Equity Purchase Commitment Agreement (EPCA), and continue discussions with potential exit lenders. Approval of the Disclosure Statement and related voting solicitation procedures permits the company to solicit acceptances of the proposed Plan of Reorganization later this year and seek confirmation of the Joint Plan of Reorganization by the Bankruptcy Court during the first quarter of 2008.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
More information on Delphi’s U.S. restructuring and access to court documents, including all of the documents referenced in this press release and other general information about the Chapter 11 cases, is available at www.delphidocket.com.

     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, visit Delphi’s website at www.delphi.com.
FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the EPCA; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Note 2. Transformation Plan and Chapter 11 Bankruptcy, to the consolidated financial statements) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have little or no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.
# # #

4